Emanuel J. Lazopoulos
March 21, 2019

March 21, 2019

Mr. Emanuel J. Lazopoulos
P.O. Box 144697
Coral Gables, FL 33114

Re:    Severance Agreement

Dear Emanuel:

This Severance Agreement (this "Severance Agreement") is intended to set forth our mutual understanding and agreement regarding your voluntary resignation from your position with Del Monte Fresh Produce Company (the “Company”) and the termination of your employment. This Severance Agreement sets forth the terms and conditions of a severance package.

Accordingly, you and the Company agree as follows:

1.     Termination of Employment.

Your voluntary resignation from your position and the termination of employment with the Company shall be effective as of October 18, 2019 (the "Termination Date").

2.	Continuation of Services Through the Termination Date.

(a)You shall remain a full-time employee of the Company from the date hereof through the Termination Date, except that, as of April 20, 2019, which shall be deemed your “Salary & Benefit Continuation Date” or “SBC Date,” you will be placed on a payroll for inactive employees and you shall cease to have any positions, titles, authorities and responsibilities (whether as an officer or otherwise) with the Company or any of its affiliates, in each case, except as explicitly authorized and required by the Company. In addition, unless otherwise authorized by the Company, as of your SBC Date, you shall vacate your office and surrender all Company Materials (as detailed below in Section 17) and shall thereafter perform any services requested by the Company (and only such services) from your personal residence, unless otherwise directed by the Company.

(b)Subject to your compliance with the terms and conditions of this Severance Agreement, as of your SBC Date until the Termination Date (hereinafter referred to as the “Severance Period”), you shall be eligible to receive the compensation and benefits set forth in Section 3 below. During the Severance Period, (i) you shall not commence employment with nor provide services

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March 21, 2019

to any other person or entity and you shall remain available to perform services on a full-time basis during such period to the Company at the Company's request.

(c)On the Termination Date, your employment with the Company shall terminate and, except for the compensation and benefits that you are eligible to receive pursuant to Section 4 and Section 5 of this Severance Agreement, you shall cease to participate in any plans, programs, policies or arrangements of the Company, including, but not limited to, any Company Annual Incentive Plan, Long-Term Incentive Plan, Incentive Savings and Security Plan or otherwise.

3.    Obligations of the Company During the Salary & Benefits Continuation Period.

Subject to your compliance with the terms and conditions of this Severance Agreement, during the Severance Period, the Company shall pay or provide to you the following compensation and benefits:

(a)    Regular payment of your base salary on a bi-weekly pay schedule, subject to normal deductions for taxes, healthcare benefit program contribution and other payroll deductions (the “Severance Payments”);

(b)    Continued health coverage benefit in which you and your eligible dependents were participating immediately prior to your SBC date, subject to the terms and conditions of such plans; and

(c)    Unused Paid Time Off (“PTO’) accrued by you prior to your SBC date. As of your SBC Date, no further PTO shall accrue. Any unused PTO will be paid to you in a lump sum payment, less applicable payroll taxes, within thirty (30) days of your SBC Date.

4.     Accrued Obligations.

Following the Termination Date, the Company shall pay or provide to you (i) any unreimbursed business expenses, payable in accordance with the Company's expense reimbursement policy and (ii) any vested benefits under the Company's Incentive Savings and Security Plan (“ISSP”), distributed in accordance with the terms of the ISSP plan. The Company’s ISSP-Benefit Administration Committee will send you the forms that are to be used to make your distribution election as allowed under the ISSP plan.

5.    Long-Term Incentive Plan and RSUs.

Subject to your compliance with the terms and conditions of this Severance Agreement, the Company will pay you the following amounts:

(a)    Long-Term Incentive Plan. Pursuant to the Fresh Del Monte Produce Inc. Long-Term Incentive Plan (the “LTIP Plan”) and the Long-Term Incentive Plan Agreement Terms and Conditions under the LTIP Plan agreed to by you for the 2017, 2018 and 2019 LTIP Plan awards (each an “LTIP Award” and collectively the “LTIP Awards”), your voluntary resignation from the Company during the three-year performance period for each LTIP Award ending December 31, 2019, December 31, 2020 and December 31, 2021, respectively, results in the forfeiture of your

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March 21, 2019

rights to the LTIP Awards. Notwithstanding the foregoing, on a discretionary basis subject to the terms and conditions of the LTIP Plan otherwise being met, including, but not limited to the performance vesting conditions of each LTIP Award being achieved; and subject further to your compliance with the terms and conditions of this Severance Agreement, you shall remain entitled to receive a pro-rated amount with respect to the LTIP Awards, based upon the terms and conditions and actual performance for the entirety of the applicable performance period(s) (determined in a manner consistent with any such award granted to executive officers of the Company), payable when such amounts, if any, are paid to executive officers of the Company. For the avoidance of doubt, any other long-term awards granted to you under the LTIP Plan that are outstanding as of the date hereof shall be forfeited and canceled for no consideration as of the date hereof.

(b)    Accelerated Vesting of Restricted Stock Units (“RSU’s). Pursuant to the Fresh Del Monte Produce Inc., 2014 Omnibus Share Incentive Plan, Effective as of April 30, 2014, as amended (the “Share Plan”) and the award agreements thereunder (the “Award Agreements”), because you have voluntarily terminated your position, upon the Termination Date, you are not entitled to any unvested RSUs granted to you. However, in exchange for your promises set forth in this Severance Agreement, and subject to your compliance with the terms and conditions of this Severance Agreement, the Company, on a discretionary basis, will cause the vesting of your unvested RSU’s specifically identified in Exhibit A, attached hereto and incorporated herein (hereinafter collectively referred to as “Accelerated RSUs”) to be accelerated. Notwithstanding anything to the contrary in the Share Plan or Award Agreements, and subject to your compliance with the terms and conditions of this Agreement, the Accelerated RSUs will vest and be paid on the first day immediately after the termination of the Non-Compete Period (defined below), provided further that for any Accelerated RSUs that are subject to a deferral election, payment shall be made in the manner provided by the deferral election and subject to compliance with the requirements of Section 409A (as defined below). For the avoidance of doubt, any other RSUs or other awards granted to you by the Company that are unvested under the Share Plan and applicable Award Agreement as of the date hereof shall be forfeited and canceled for no consideration as of the date hereof.

6.    No Amounts Owing.

You acknowledge that pursuant to the 2010 Annual Incentive Plan (Annual Incentive Plan for Senior Executives) Effective May 5, 2010, you will be ineligible to receive an incentive bonus for fiscal year 2019 because you will not be employed as of the bonus payout date in calendar year 2020. You further acknowledge that as of the Termination Date, you will have received all wages and compensation due to you from the Company and that the Company shall owe you nothing further once you receive the consideration described in Sections 3, 4 and 5. You further acknowledge that the Severance Payments and health coverage benefit payments relating to the Severance Period described in Sections 3, and the continued LTIP Plan eligibility and acceleration of RSU’s and payments related thereto as set forth in Section 5 are not required by the Company’s policies, and are in addition to any compensation that was owed to you.

Emanuel J. Lazopoulos
March 21, 2019

7.     COBRA.

At the end of the Severance Period, you may elect Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) continuation of medical and dental coverage for up to 18 months at a monthly premium equal to the full 102% of actual plan cost. The specific costs and details of the COBRA premium that you would be required to pay if you elect such COBRA coverage will be provided to you.

8.     Neutral Reference.

The Company's Human Resources Department will provide a neutral reference for you to any prospective employer who shall contact the Human Resources Department seeking a reference.

9.     General Release.

(a)In consideration for the benefits and promises set forth in Section 3 and Section 5, you, on behalf of yourself, your heirs, legal representatives, successors-in-interest, and assigns, do hereby irrevocably and unconditionally release, acquit, and forever discharge the Company, including all of its past, present, and future parents, subsidiaries, affiliated companies, and owners and all of their past, present, and future predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, and insurers and all persons acting by, through, under, or in concert with any of them (collectively “Releasees”), and each of them, of and from all claims, complaints, actions, causes of action, rights, demands, debts, obligations, damages, or accountings of whatever nature, in law or in equity, which you may have, in the past may have had, or in the future may have against Releasees, or any of them, by reason of, arising out of, or in any way related to your employment with the Company, the termination of that employment, or any other matters of whatever nature, whether known or unknown, occurring prior to the date of your execution of this Severance Agreement (herein collectively “Claims”).

(b)The Claims being released include, but are not limited to, all claims of discrimination or concerning other employment practices prohibited under federal, state, or local laws and include, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1866, the Equal Pay Act, the Rehabilitation Act, the Fair Labor Standards Act, the National Labor Relations Act, the Fair Credit Reporting Act, Executive Order 11246, the state or federal Family and Medical Leave Acts, and all claims under any state, local, or municipal EEO Act, statute, or ordinance (all as amended), and claims growing out of any other legal or statutory restrictions on the Company’s right to terminate your employment.

(c)The Claims being released include, but are not limited to, all common law claims, including any express or implied contractual claims, and any tort claims including, but not limited to, claims for fraud, negligent or intentional misrepresentation, invasion of privacy, loss of consortium, assault, battery, conspiracy, bad faith, negligent hiring or supervision, violation of a public policy, a covenant of good faith and fair dealing, interference with prospective economic advantage, tortious interference with contract, promissory estoppel, intentional or negligent

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March 21, 2019

infliction of emotional distress, intentional or negligent acts of personal injury, and wrongful discharge.

(d)Subject to Section 22(c) below, you are also waiving your right to any monetary recovery if such claims are pursued on your behalf. You confirm that (to your knowledge) you have suffered no injuries or occupational diseases in connection with your employment with the Company that may be compensable under any state worker’s compensation laws. You confirm that you do not have any pending claim, charge, or suit against the Releasees or any of their employees in any federal, state, or local court or administrative agency.

10.    Covenant of Confidentiality.

(a)You acknowledge that during your employment with the Company, you have had access to certain business, financial, and other information of the Company which is not made readily available to the public, including, without limitation, marketing, advertising and promotional ideas, surveys and strategies, technology, budgets, business plans, vendor lists, research, financial, purchasing, and employment data and information, and costs, profits, market, sales, products, product lines, key personnel, pricing policies, operational methods, customers, customer requirements, suppliers, plans for future developments, and other business affairs and methods and other information not readily available to the public (herein “Confidential Information”) that must be maintained in strict confidence in order for the Company to protect its business and its competitive position in the marketplace. Unless otherwise authorized in writing by the Company, you agree that you will not directly or indirectly publish or disclose any Confidential Information to any competitor or other person outside the Company, and you will not remove from the premises of the Company or use for your own benefit or otherwise appropriate or copy any Confidential Information. This applies whether or not you developed the Confidential Information.

(b)Additionally, you agree not to make any disparaging or derogatory remarks orally or in writing, directly or through others, about the conduct or character of the Company or any of its parents, subsidiaries, or affiliates, or their agents, employees, officers, directors, successors, or assigns.

11.    Non-Competition.

(a)In exchange for the promises made herein and for other good a valuable consideration received, you agree that, throughout the “Non-Compete Period” (as hereinafter defined), and without the express prior written consent of the Company, you shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services to (alone or in association with any firm, person, corporation or entity), or otherwise assist any person or entity (including, but not limited to, any investment banking firm, venture capital firm, or hedge fund or other investment entity) that directly or indirectly engages in the business of producing, marketing, distributing or selling fresh fruits or vegetables or prepared food or beverage products anywhere in the world (the “Business”). If you are in any way involved with a person or entity that is engaged in, or planning to engage in, the Business, you shall immediately cease your involvement with such person or entity so as to remain in compliance with

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March 21, 2019

the provisions of this Section. The foregoing provisions of this Section shall not prohibit you during the Non-Compete Period from at any time investing in the publicly held common equity of any entity that is engaged in the Business, provided that you are not otherwise involved in the Business and that you do not directly or indirectly own more than an aggregate of 2% of the outstanding common equity of such entity.

(b)Without limiting the generality of the foregoing, you agree that during the Non-Compete Period you will not, directly or indirectly, solicit (or participate as employee, agent, consultant, stockholder, director, partner, member or in any other individual or representative capacity in any business that solicits) business from any person, firm, corporation or other entity that is a customer of the Company or any of its affiliated companies at the time of such solicitation, or from any successor in interest to any such person, firm, corporation or other entity, for the purpose of securing business or contracts relating to the Business.

(c)You further agree that during the Non-Compete Period you shall expressly inform any person or entity that is actively considering engaging your services as an employee, independent contractor or otherwise during the Non-Compete Period and that is involved, either itself or through any related person or entity, in any way with producing, marketing, distributing or selling fresh fruits or vegetables or prepared food or beverages of your obligations under this Section. If you request relief from any of the restrictions of this Section, the Company will entertain your request in good faith but reserves the unilateral right, in its sole and absolute discretion, to deny for any reason whatsoever your request, in whole or in part.

For purposes of this Agreement, “Non-Compete Period” shall mean the twelve (12)-month period commencing as of the SBC Date.

12.    Non-Solicitation of Employees.

You further agree that, during the Non-Compete Period, you shall not, without the prior written consent of the Company, directly or indirectly, in any capacity, solicit, entice, or induce, or attempt to solicit, entice or induce, any person who at the time is or within the preceding twelve (12) months was an employee, officer or director of the Company or any subsidiary or affiliate of the Company to (a) become employed by or enter into a joint venture or partnership with you or any other business, person or entity, or (b) terminate his or her employment with the Company or such subsidiary or affiliate of the Company.

13.    Judicial Modification.

In the event that the restrictions against engaging in a competitive activity contained in Section 11 or Section 12 shall be determined by any court of competent jurisdiction to be unenforceable for any reason, including but not limited to, for extending over too great a period of time, over too great a geographical area, or for being too extensive in any other respect; Section 11 or Section 12, as applicable, shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical areas as to which it may be enforceable, and to

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March 21, 2019

the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

14.     Injunctive Remedies.

You acknowledge and agree that the covenants set forth in Sections 10 through 12, inclusive, are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if you breach any of the terms of said covenants, and that in the event of your actual or threatened breach of any such covenant, the Company will have no adequate remedy at law. You accordingly agree that in the event of any actual or threatened breach by you of any of the covenants contained in Sections 10 through 12, inclusive, the Company or any of its affiliated companies shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company or any of its affiliated companies from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

15.     Non-Compliance.

You understand and agree that if you breach any of the terms or conditions of this Severance Agreement during the Non-Compete Period, irrespective of whether you can be judicially compelled to comply with the breached provision (for example, if you were to breach Section 11 or Section 12, irrespective of whether those sections might be unenforceable because they are judicially determined to be overly broad): (i) the Company has the right to immediately discontinue paying you the Severance Payments; (ii) you shall immediately forfeit any unvested interest to the Accelerated RSUs; and (iii) you shall immediately forfeit any right to the LTIP Awards. The foregoing is in addition to any other remedies the Company may have at law or in equity.

16.     Confidentiality of Severance Agreement.

Subject to Section 22(c) below, you warrant that you and your agents will not disclose, disseminate, and/or publicize, or cause or permit to be disclosed, disseminated, or publicized the existence of this Severance Agreement, or any of the terms of this Severance Agreement, except that you may disclose them to your immediate family, and to your financial, tax, and legal advisors, provided that each such individual agrees not to reveal such information further, and to any federal, state, or local tax authorities, to enforce this Severance Agreement, and as required by law.

17.     Return of Company Materials.

You will promptly return all “Company Materials” that you may have in your possession to Martha Jeifetz, Senior Vice President, Human Resources. “Company Materials” include all assets, files, documents, business records, notes, designs, data, software, manuals, equipment, keys and keycards, credit cards, ID badges, passwords, and any other Company owned items of any nature (regardless of the medium in which they are contained, and regardless of how they entered your possession or control) that are in your possession or control. You will retain no copies, excerpts, or summaries of any Company Materials.

Emanuel J. Lazopoulos
March 21, 2019

18.     Age Discrimination in Employment Act Release; Effective Date

With respect to any claims that you have under the Age Discrimination in Employment Act (herein “ADEA Claims”), you confirm that the Company has hereby advised you in writing of the following:

(a) that this General Release does not waive rights or claims that may arise after the date it is executed;

(b) that you are waiving the rights and claims you may have in exchange for consideration in addition to things of value to which you are already entitled;

(c) that you should consider the terms of this General Release and consult with an attorney of your choice before signing this General Release;

(d) that you have at least twenty-one (21) days from the day you receive this General Release to consider this General Release before signing it, and you understand and agree that any changes made to this General Release in the twenty-one (21) days during which you may consider this General Release, whether material or not, will not restart the running of the twenty-one (21) day period;

(e) that after you have signed this General Release, with respect to the release of your ADEA Claims, you will have at least seven (7) calendar days in which to revoke this General Release, and that the General Release of your ADEA Claims shall not become effective or enforceable with respect to your ADEA Claims until the revocation period expires. If you choose to revoke this General Release, you will do so by signing a revocation letter and delivering it to:

Del Monte Fresh Produce Company
241 Sevilla Avenue
Penthouse
Coral Gables, Florida 33134
Attention: Martha Jeifetz - Senior Vice President, Human Resources

To be effective, you understand that a revocation letter must be delivered to the Company by the close of business on the last day of the revocation period. You understand that if you choose to revoke this General Release, you will lose all benefits of this Severance Agreement including without limitation, the Severance Payments, LTIP Awards, and Accelerated RSUs.

(f) that if you sign this General Release prior to the expiration of the twenty-one (21) day review period, you hereby waive any rights that you may have for any remaining time available to you under any law to review this General Release. You confirm that you have freely and voluntarily chosen to accept the General Release at this time.

Emanuel J. Lazopoulos
March 21, 2019

If you do not revoke this Severance Agreement during that seven-day revocation period, the Effective Date of the Severance Agreement shall be the day after the seven-day period has expired.

19.     Agreement to Cooperate

For a reasonable period of time after the Severance Period, and as necessary thereafter, you agree to fully cooperate with and assist the Company with respect to matters in which you were involved during your employment, including providing accurate and complete information, meeting with the Company’s representatives, attorneys, auditors or agents, providing truthful statements and affidavits if necessary and appearing at hearings, depositions and trials if, at any time, your assistance is deemed necessary or useful by the Company in prosecuting or defending claims or rights by or against the Company, including, but not limited to, actual or threatened litigation or legal proceedings involving the Company. You acknowledge that your responsibilities to the Company and its lawyers, in this regard, are protected by the confidentiality requirements of the attorney-client privilege and/or the attorney-work product doctrine, and agree, to the extent required by applicable law, to abide by all applicable confidentiality requirements corresponding to said privilege and doctrine. The Company will, of course, take into consideration your personal and business commitments and will give you as much advance notice as reasonably possible. The Company agrees to reimburse you for all reasonable out-of-pocket expenses you incur as a result of your complying with this provision, subject to your submission to the Company of documentation substantiating such expenses as the Company may require.

20.    Section 409A.

This Severance Agreement is intended to comply, to the extent applicable, with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall, to the extent practicable, be construed in accordance with such section. For purposes of this Severance Agreement, each amount to be paid or benefit to be provided will be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A will not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or additional taxes under Section 409A, amounts reimbursable to you under this Agreement shall be paid to you on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to you) during any one year may not effect amounts reimbursable or provided in any subsequent year. The Company makes no representations or warranties that the payments provided under the Severance Agreement or any other agreement comply with, or are exempt from, Section 409A, and in no event shall the Company be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of Section 409A.

21.    Acknowledgement

In signing this Severance Agreement, you agree and certify that: (a) you have carefully read and fully understand the provisions of this Severance Agreement; (b) the Company has, by this Severance Agreement, advised you to consult with an attorney of your choice before signing this Severance

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March 21, 2019

Agreement, and you have had an opportunity to do so; (c) you have been allowed a reasonable period of time after receiving this Severance Agreement (up to 7 days) in which to consider this Severance Agreement before signing; and, (d) you agree to the terms of this Severance Agreement knowingly, voluntarily and without intimidation, coercion or pressure, and you intend to be legally bound by the Agreement.

22.     Miscellaneous

(a)This Severance Agreement shall be subject to the terms and conditions of the Fresh Del Monte Produce Inc. Long-Term Incentive Plan, Annual Incentive Plan, ISSP Plan, health benefit plan and the terms and conditions of any Company incentive plan agreements or any other applicable Company programs, policies or documents governing your separation from the Company (collectively the “Company Policies”). This Severance Agreement revokes any prior severance agreements signed by you with the Company, including but not limited to the Severance Agreement and General Release dated as of March 6, 2019, which are all hereby revoked, rendering them null and void. This Severance Agreement contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter of this Severance Agreement. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Severance Agreement not expressly set forth in this Severance Agreement are of no force and effect. Neither Releasees nor you have relied on any promise except those set forth in this Severance Agreement.

(b)None of the provisions, terms, or clauses of this Severance Agreement may be changed except by a writing signed by both you and the Company. Any waiver of any term or provision of this Severance Agreement must be in writing and be signed by the party granting the waiver. If any of the provisions, terms, or clauses of this Severance Agreement are declared illegal, unenforceable, or ineffective, those provisions, terms, and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Severance Agreement shall remain valid and binding upon both parties.

(c)You agree to immediately dismiss and/or withdraw with prejudice any and all complaints, charges, claims, suits, and actions, whether civil, administrative, workers’ compensation or criminal against the Releasees or any of them in any court or administrative forum or before any governmental agency or entity. Except as provided below, you represent that you will not hereafter file, whether known or unknown, any complaints, charges, claims, suits or actions, whether civil, administrative, workers’ compensation, or criminal against the Releasees (nor against any persons acting by, through or under or in concert with them in their official or individual capacities, past or present) or any of them with any administrative, local, state, federal or governmental entity, agency, board, or court based on any action or inaction by the Releasees which occurred on or before the effective date of this Severance Agreement, including, but not limited to, any claim directly or indirectly related to, or in any way arising from your employment with and/or termination of such employment from the Company or any of its parents, subsidiaries, affiliates, successors, or assigns or any events or actions directly or indirectly relating thereto.

Nothing in this Agreement including but not limited to the general release (i) prevents you from filing a charge or complaint with, or from participating in an investigation or proceeding

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conducted by, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other any federal, state or local agency charged with the enforcement of any laws, including providing documents or any other information, or (ii) limits you from exercising rights under Section 7 of the National Labor Relations Act to engage in protected, concerted activity with other employees, although by signing this Agreement you are waiving rights to individual relief (including back pay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by you or on your behalf by any third party, except for any right you may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency or otherwise where prohibited. Notwithstanding your confidentiality and non-disclosure obligations in this Agreement and otherwise, you understand that as provided by the Federal Defend Trade Secrets Act, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(d)You understand and agree that this Severance Agreement may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes.

(e)It is understood and agreed that the above-recited consideration is provided by Releasees, and is accepted by you in settlement and compromise of disputed claims that you may hold or now have, the validity of which are expressly denied by Releasees, and that the provision of such consideration is not an admission of liability by Releasees.

(f)You confirm that before signing this Severance Agreement, you had adequate time to consider this Severance Agreement and to consult with anyone of your choosing (including an attorney) concerning this Severance Agreement.

(g)You understand that this Severance Agreement will be accepted by Releasees in Florida and will be governed by Florida law, without regard to its conflict of law rules.

(h)As a direct inducement to Releasees to enter into this Severance Agreement you make the following representations and warranties to Releasees, which representations and warranties are expressly relied on by Releasees in entering into this Severance Agreement and which shall survive the execution of this Severance Agreement by you:

        (i)    that no promise, inducement, or agreement not herein expressed was made or offered to you for this settlement, and that this Severance Agreement is executed by you without reliance upon any agreement, restriction, or consideration, except those agreements, restrictions, and other consideration expressly stated in this Severance Agreement; and

(ii)    that you performed an independent investigation and need no additional information to assess the advantages and disadvantages of the Severance Agreement and that you

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are not expecting Releasees to disclose any information they might otherwise have.
(i)This Severance Agreement and the covenants contained herein shall be binding on and inure to the benefit of Releasees and the assigns, heirs, executors, and administrators of Releasees and the predecessors, successors, and assigns of Releasees and each past or present parent, subsidiary, affiliate, employee, agent, representative, officer, director, insurer, attorney, and stockholder of Releasees.

(j)This Severance Agreement is to be interpreted in accordance with its fair meaning and not strictly for or against Releasees or you. This Severance Agreement will not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to the preparation of this Severance Agreement.

(k)You confirm that you have not assigned or transferred, and will not assign or transfer, any of the claims being released under this Severance Agreement to any other person or entity. You agree to indemnify and hold the Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses, and attorney’s fees incurred by the Releasees, or any of them, as a result of any person asserting any such assignment or transfer. You understand and agree that if you hereafter commence, join in, or in any manner seek relief through any suit arising out of, based on, or directly or indirectly relating to any of the claims, or in any manner assert against the Releasees, or any of them, any of the claims, then you will pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorney’s fees incurred by the Releasees in defending or otherwise responding to such suit or claim, to the extent permitted under applicable law.

(l)By signing below, you confirm that you:

(i) have thoroughly and carefully read this Severance Agreement;

(ii) are aware of your rights concerning your employment with and/or termination of such employment from Releasees or any of their parents, subsidiaries, affiliates, successors, or assigns;

(iii) are competent to execute this Severance Agreement;

(iv) fully understand all of the terms of this Severance Agreement and their effect;

(v) agree with everything stated in this Severance Agreement;

(vi) know that you are giving up important rights;

(vii) are signing this Severance Agreement voluntarily of your own free will; and

(viii) fully understand that the meaning and intent of this Severance Agreement is that it constitutes a complete general release.

Emanuel J. Lazopoulos
March 21, 2019

(m)You further understand and confirm that after you sign this Severance Agreement, it will be final and binding on the Releasees and you and will be legally enforceable.

[Signature Page Follows]

Emanuel J. Lazopoulos
March 21, 2019

I hereby acknowledge and agree to all the terms and conditions of the Severance Agreement as set forth above.

DEL MONTE FRESH PRODUCE COMPANY

By:    /s/ Martha Jeifetz                     Date: April 10, 2019
Martha Jeifetz
Senior Vice President, Human Resources

Signature: /s/ Emanuel Lazopoulos                 Date: April 10, 2019
Emanuel Lazopoulos

Emanuel J. Lazopoulos
March 20, 2019

EXHIBIT A